Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CIB Marine Bancshares, Inc.:

We consent to incorporation by reference in the registration statements (No. 338-85173, No. 333-72949 and No. 333-87268) on Form S-8 of CIB Marine Bancshares, Inc. and subsidiaries of our report dated March 31, 2008, with respect to the consolidated balance sheets of CIB Marine Bancshares, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, which report appears in the December 31, 2007, annual report on Form 10-K of CIB Marine Bancshares, Inc. and subsidiaries. As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" on January 1, 2007.

/s/ KPMG LLP

March 31, 2008